Exhibit 99.1
JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of June 5, 2013, is by and among Delta Institutional, LP, Trafelet & Company Advisors, LLC, Trafelet Capital Management, L.P., Trafelet & Company, LLC, and Remy Trafelet (collectively, the "Filers").

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to shares of Common Stock, $0.001 par value of XCel Brands, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

DELTA INSTITUTIONAL, LP

By: Trafelet & Company Advisors, LLC,
its General Partner

By: /s/ Remy Trafelet
Remy Trafelet, Managing Member

TRAFELET & COMPANY ADVISORS, LLC

By: /s/ Remy Trafelet
Remy Trafelet, Managing Member

TRAFELET CAPITAL MANAGEMENT, L.P.

By: Trafelet & Company, LLC
its General Partner

By: /s/ Remy Trafelet
Remy Trafelet, Managing Member

TRAFELET & COMPANY, LLC

By: /s/ Remy Trafelet
Remy Trafelet, Managing Member

REMY TRAFELET

By: /s/ Remy Trafelet
Remy Trafelet, Individually